SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 4, 1997





                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants's telephone number, including area code (314)231-1575
________________________________________________________________




________________________________________________________________
(Former name or former address, if changes since last report.)

ITEM 5.     OTHER EVENTS


On April 4, 1997, CPI Corp. issued the following press release announcing the fourth quarter and fiscal 1996 results.

CPI REPORTS FOURTH QUARTER AND FISCAL 1996 RESULTS

- Fourth-quarter and full-year sales reflect growth in Portrait Studio and Wall Decor segments. However, total company revenues were lower in both time periods, reflecting the sale of a majority interest of the Photofinishing division to Kodak.
- Portrait Studio earnings increase for the quarter, but decline for the year.
- Annual EPS from continuing operations of $1.06 vs. $1.26 in 1995; (1995 net EPS of $1.02 including discontinued operations).

St. Louis, MO, April 4, 1997 -- CPI Corp. (NYSE-CPY) today reported FY 1996 results from continuing operations, with sales of $467.0 million compared with the prior year's $526.7 million. The lower revenues reflect the sale of a 51% interest in the company's Fox Photo, Inc. photofinishing division to Eastman Kodak Company in October 1996, with subsequent revenues of that business being reported by the joint venture.

CPI's earnings from continuing operations were $14.4 million, or $1.06 per share, compared with $17.6 million in FY 1995, or $1.26 per share. The 1996 earnings included a gain, net of taxes, of $3.9 million, or $0.29 per share, from the sale of the interest in Fox Photo. Net earnings in the prior year, including discontinued operations, were $14.3 million, or $1.02 per share. While net earnings were approximately equal in both years, EPS were higher in 1996 because of 3.4% fewer weighted average shares outstanding due to the repurchase of 2.25 million shares in November 1996.

The Portrait Studio and Wall Decor segments recorded fourth quarter sales gains of 8.3% and 5.1%, respectively. Total recorded revenues of $111.5 million as compared to the prior year's $150.0 million reflect the elimination of Photofinishing revenues. Earnings from continuing operations were essentially flat at $12.3 million. However, earnings per share -- because of 15.3% fewer weighted average shares outstanding -- were $1.03 in the fourth quarter of 1996 compared to $0.88 in 1995. Net earnings, including discontinued operations, were $9.6 million in 1995 compared to $12.3 million in 1996.

Discussing the PORTRAIT STUDIO segment, Alyn V. Essman, chairman and chief executive officer, said, "We experienced increased customer traffic during the fourth quarter, resulting in moderate growth in sales and operating earnings. However, the increases were not enough to overcome the shortfalls sustained in the first three quarters. Portrait Studio sales for the full year increased to $289.8 million compared with $279.6 million, but due to higher operating expenses, the year's operating earnings declined to $35.7 million from the previous year's $42.6 million."

Regarding the PHOTOFINISHING segment, Essman said, "Recorded revenues for the 35 weeks through October 4, 1996 consummation of the joint venture were $114.5 million compared with the full prior-year total of $188.4 million. Pre-venture operating earnings were $82,000, and CPI's minority share of the 17 weeks of post-venture operations was a loss of $485,000. In fiscal 1995, full-year earnings were $3.3 million.

"Sales in the WALL DECOR segment for the year increased 6.7% to $62.7 million compared to $58.7 million, with growth mainly due to the opening of 12 new stores during the year. Operating earnings declined to $3.3 million from last year's $5.4 million, primarily due to lower same-store sales. In addition, operating earnings were impacted by the expenses of converting selected stores to an expanded custom framing format and the opening of new stores," he added.

CPI is a consumer services company currently operating approximately 1,200 retail locations, including 1,032 Sears
Portrait Studios in the U.S., Puerto Rico and Canada, and 156
Prints Plus wall decor locations. The Fox Photo joint venture operates 484 photofinishing locations.

CONDENSED STATEMENTS OF EARNINGS - FOR THE 12 AND 52 WEEKS ENDED
FEBRUARY 1, 1997 AND FEBRUARY 3, 1996 (in thousands except per share amounts - unaudited)
                        12 Weeks Ended        52 Weeks Ended
                    --------------------- ---------------------
                     02/01/97   02/03/96   02/01/97   02/03/96
                    ---------- ---------- ---------- ----------
Net Sales:
  Portrait studios  $  90,186  $  83,309  $ 289,840  $ 279,518
  One-hour
   photofinishing           -     46,472    114,518    188,408
  Wall decor           21,305     20,265     62,676     58,725
                    ---------- ---------- ---------- ----------
   Total net sales  $ 111,491  $ 150,046  $ 467,034  $ 526,651

Operating earnings:
  Portrait studios  $  19,547  $  18,793  $  35,656  $  42,612
  One-hour
   photofinishing           -      2,247         82      3,301
  Wall decor            4,750      4,930      3,252      5,357
                    ---------- ---------- ---------- ----------
   Total operating
      earnings         24,297     25,970     38,990     51,270
General corporate
  expense               4,198      6,223     18,618     19,598
                    ---------- ---------- ---------- ----------
Income from
  operations           20,099     19,747     20,372     31,672
Net interest expense      616        939      3,769      4,597
Minority interest
  in affiliate            (55)         -       (485)         -
Gain                        -          -      6,180          -
Other income               21        258        501        563
                    ---------- ---------- ---------- ----------
Earnings from
  continuing
  operations before
  income taxes         19,449     19,066     22,799     27,638
Income tax expense      7,196      6,806      8,436      9,979
                    ---------- ---------- ---------- ----------
Net earnings from
  continuing
  operations           12,253     12,260     14,363     17,659
                    ---------- ---------- ---------- ----------
Losses from
  operations net of
  income tax
  benefits                  -       (253)         -       (898)
Loss on disposal net
  of income tax
  benefits of $1,372        -     (2,428)         -     (2,428)
                    ---------- ---------- ---------- ----------
  Total losses from
    discontinued
    operations              -     (2,681)         -     (3,326)
                    ---------- ---------- ---------- ----------
Net earnings        $  12,253  $   9,579  $  14,363  $  14,333
                    ========== ========== ========== ==========


CONDENSED STATEMENTS OF EARNINGS - FOR THE 12 AND 52 WEEKS ENDED
FEBRUARY 1, 1997 AND FEBRUARY 3, 1996 (in thousands except per share amounts - unaudited) (continued)
                         12 Weeks Ended        52 Weeks Ended
                      --------------------  --------------------
                      02/01/97   02/03/96   02/01/97   02/03/96
                      ---------  ---------  ---------  ---------

Earnings (loss) per
  common share:
  From continuing
    operations        $    1.03  $    0.88  $    1.06  $    1.26
  From discontinued
    operations                -      (0.19)         -      (0.24)
                      ---------- ---------- ---------- ----------
  Net earnings
    per common share  $    1.03  $    0.69  $    1.06  $    1.02
                      ========== ========== ========== ==========

Weighted average
  number of common
  and common
  equivalent shares
  outstanding            11,861     14,005     13,518     13,989
                      ========== ========== ========== ==========

CONDENSED BALANCE SHEETS - FOR FEBRUARY 1, 1997 AND FEBRUARY 3,
1996 (in thousands - unaudited)


                                      FEBRUARY 1,    FEBRUARY 3,
                                         1997           1996
                                      -----------    -----------
Assets

  Current assets:
   Cash and short-term investments    $  21,923      $   8,331
   Other current assets                  41,762         64,494
  Net property and equipment            130,762        167,944
  Minority interest                      48,105              -
  Net assets of business
    held for sale                             -          5,055
  Other assets                            4,168         54,664
                                      ----------     ----------
    Total assets                      $ 246,720      $ 300,488
                                      ==========     ==========




Liabilities and stockholders' equity

  Current liabilities                 $  50,847      $  64,013
  Long-term obligations                  44,888         54,804
  Other liabilities                      11,460          7,503
  Stockholders' equity                  139,525        174,168
                                      ----------     ----------
    Total liabilities and
      stockholders' equity            $ 246,720      $ 300,488
                                      ==========     ==========


                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  April 11, 1997